Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-112084 and 333-117697 on Form S-3 and in Registration Statement Nos. 333-100349, 333-61614, 333-44870, 333-107810, 333-121282 and 333-121283 on Form S-8 of our reports dated February 21, 2006, relating to the financial statements and financial statement schedule of Community Health Systems, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Community Health Systems, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP Nashville, Tennessee February 21, 2006